FOR IMMEDIATE RELEASE                                               EXHIBIT 99.2

For additional information contact:

Carroll D. McHenry                J. David Darnell
Chairman and CEO                  Sr. Vice President and CFO
972.633.4037                      972.633.4035
cmchenry@nucentrix.net            ddarnell@nucentrix.net

             NUCENTRIX BROADBAND NETWORKS REPORTS FINANCIAL RESULTS
                      FOR ITS YEAR ENDED DECEMBER 31, 2000

         Plano, Texas - March 5, 2001 - Nucentrix Broadband Networks, Inc. (NASDAQ: NCNX), a provider of broadband wireless services in medium and small markets, today announced financial results for its year ended December 31, 2000.

         Revenues for the year ended December 31, 2000, were $61.0 million compared to $70.5 million for the year ended December 31, 1999. Earnings before interest, taxes, depreciation, and amortization (EBITDA) for the year ended December 31, 2000, were a negative $202,000 compared to a positive $2.8 million for the year ended December 31, 1999.

         The decrease in revenues during 2000 resulted primarily from fewer video customers as the company reduced sales and marketing relating to its subscription television business and continued to focus on developing its broadband wireless IP-based services. The decrease in EBITDA was attributable primarily to decreased subscription television revenues and increased start-up and general and administrative costs related to the company's broadband wireless Internet business.

         Net loss for the year ended December 31, 2000, was $22.1 million ($2.17 per share). Excluding an extraordinary gain of $173.8 million on April 1, 1999, related to the company's financial restructuring, net loss for 1999 was $7.6 million for the period from January 1, 1999, to April 1, 1999, and $17.2 million ($1.71 per share) for the period from April 1, 1999, through December 31, 1999, for a loss of $24.8 million for the combined periods in 1999.

         The improvement in net loss compared to the prior combined periods resulted primarily from a nonrecurring gain of $4.5 million in 2000 related to the sale of the company's interest in Wireless One, Inc., as well as the absence of reorganization costs in 2000. Per share information for the period from January 1, 1999, through April 1, 1999, is not comparable because the company was reorganized on April 1, 1999.

         The company also announced that it had reduced its work force by 32 employees or approximately 6%. The reduction in force primarily affected Internet sales, marketing, and support personnel, as well as general corporate functions. "The reduction in force was a difficult decision, especially because of the valuable contributions made by these employees," said Carroll D. McHenry, Chairman and Chief Executive Officer. "However, while capital markets remain constrained, we believe the action was required to align costs with the reduced deployment outlook for 2001 that we previously announced. We continue to make progress in our technology trial with Cisco Systems. However, until that trial is complete and capital markets improve, we feel it is prudent and necessary to look for all available efficiencies and maximize our cash resources."

                                     * * * *

ABOUT NUCENTRIX

         Nucentrix Broadband Networks, Inc. provides broadband wireless Internet and multichannel video services using up to 200 MHz of radio spectrum, commonly referred to as Multichannel Multipoint Distribution Service (MMDS) and Instructional Television Fixed Service (ITFS). Nucentrix currently offers high-speed Internet services in Austin and Sherman-Denison, Texas, and is conducting advanced technology trials in Amarillo, Texas with Cisco Systems. Nucentrix currently holds FCC-licensed spectrum rights in over 90 medium and small markets across Texas and the Midwest. Nucentrix also provides multichannel video services in 58 markets over its wireless frequencies. For more information, please visit nucentrix.com.

         This media release contains forward-looking statements regarding the business operations of Nucentrix. These statements are identified by words such as "may," "will," "expect," "believe," "intend," "anticipate," "estimate," continue," and other words referring to events to occur in the future. These statements reflect Nucentrix's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties, including (i) business and economic conditions in its existing markets, (ii) competitive technologies, products and services, (iii) regulatory and interference issues, including Nucentrix's ability to obtain or maintain MMDS licenses or MMDS/ITFS spectrum leases, and the outcome of proceedings relating to the allocation of additional spectrum in the United States for third generation, or "3G," mobile services, (iv) the capabilities of the technology platform Nucentrix intends to use for broadband wireless services and the outcome of the technology trial referred to in this media release, (v) Nucentrix's ability to timely raise capital or secure financing necessary to implement its long-term business strategy and (vi) the completion of pending acquisitions for additional MMDS and ITFS spectrum rights. Other risks and uncertainties regarding Nucentrix, the industries in which it operates and the implementation of its business strategy are described in Nucentrix's Form 10-Qs filed November 14, 2000, August 11, 2000, and May 9, 2000, Form 10-K filed March 30, 2000 (as amended by Form 10-K/A), and other SEC reports of Nucentrix filed after April 1, 1999. Nucentrix undertakes no obligation to update any forward-looking statements made in this media release.

                                      # # #


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                       NUCENTRIX BROADBAND NETWORKS, INC.
                        CONDENSED STATEMENT OF OPERATIONS
                                 (In thousands)
                                   (Unaudited)

                                                                                                             Predecessor
                                                                               Successor Company               Company
                                                                               -----------------             -----------
                                                                                          Period from
                                                                              Year          April 1,         Period from
                                                                             Ended         1999(a) to      January 1, 1999
                                                                          December 31,    December 31,       to April 1,
                                                                              2000           1999(b)          1999(a)(b)
                                                                         -------------    -------------    ---------------
Revenues                                                                 $      61,046    $      52,009    $        18,466

System operations                                                               28,437           23,767              8,599
Selling, general & administrative                                               32,811           26,125              9,156
Depreciation & amortization                                                     27,321           19,167              6,104
                                                                         -------------    -------------    ---------------

Operating loss                                                                 (27,523)         (17,050)            (5,393)

Other income                                                                     5,444              817                104
                                                                         -------------    -------------    ---------------


Loss before reorganization costs & extraordinary item                          (22,079)         (16,233)            (5,289)
Reorganization costs                                                                --           (1,011)            (2,311)
                                                                         -------------    -------------    ---------------

Loss before extraordinary item                                                 (22,079)         (17,244)            (7,600)
Extraordinary item: gain on debt forgiveness                                        --               --            173,783
                                                                         -------------    -------------    ---------------
Net income (loss)                                                        $     (22,079)   $     (17,244)   $       166,183
                                                                         =============    =============    ===============


Net loss per common share (basic & diluted)                              $       (2.17)   $       (1.71)               N/A
                                                                         =============    =============


Weighted average shares outstanding                                             10,170           10,056                N/A
                                                                         =============    =============


Earnings before interest, taxes, depreciation, and amortization
(EBITDA)                                                                 $        (202)   $       2,117    $           711
                                                                         =============    =============    ===============

                       NUCENTRIX BROADBAND NETWORKS, INC.
                              SUMMARY BALANCE SHEET
                             AS OF DECEMBER 31, 2000
                                 (In thousands)
                                   (Unaudited)

Cash and equivalents                                                  $  22,153
Other current assets                                                      4,261
Systems and equipment, net                                               42,159
License and leased license investment, net                               69,713
Other noncurrent assets                                                   4,994
                                                                      ---------
     TOTAL ASSETS                                                     $ 143,280
                                                                      =========


Accounts payable and accrued liabilities                              $  13,165
Other liabilities                                                         5,470
Total debt                                                               14,961
Stockholders' equity                                                    109,684
                                                                      ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 143,280
                                                                      =========

(a)      Nucentrix Broadband Networks, Inc. was reorganized effective April 1,
         1999.

         The periods from January 1, 1999, to April 1, 1999, and from April 1, 1999, to December 31, 1999, have been combined for discussion purposes in the accompanying media release.

         "EBITDA," or earnings before interest, taxes, depreciation, and amortization, is widely used by analysts, investors and other interested parties in the Internet, cable television and telecommunications industries. EBITDA is also a widely accepted financial indicator of a company's ability to incur and service indebtedness. EBITDA is not a financial measure determined by generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes. EBITDA may not be comparably calculated from one company to another.